Exhibit 10.10

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of January 29, 2015, by and among InfraREIT, Inc., a Maryland corporation (together with its successors and assigns, the “Company”), InfraREIT Partners, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, “InfraREIT”), Hunt-InfraREIT, L.L.C., a Delaware limited liability company (“Hunt-InfraREIT”), and Hunt Consolidated, Inc., a Delaware corporation (“HCI” and, together with Hunt-InfraREIT, “Hunt”).

RECITALS

WHEREAS, the Company has filed a registration statement on Form S-11 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the initial public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, immediately prior to the effectiveness of the Registration Statement, Hunt-InfraREIT received 1,700,000 shares of Common Stock as payment of a structuring fee (the “Structuring Fee Shares”) and immediately transferred 75,000 of such shares to OpTrust Infrastructure N.A. Holdings Trust (the “OpT Shares”);

WHEREAS, on the date of the closing of the Offering (the “Closing Date”), the Company will engage in certain reorganization transactions, as a result of which, among other things, InfraREIT, L.L.C. (formerly Electric Infrastructure Alliance of America, L.L.C.) will be merged with and into the Company (the “IPO Date Transactions”);

WHEREAS, as part of the IPO Date Transactions, Hunt-InfraREIT will redeem 1,551,878 Class A Units which the Company will satisfy through the issuance to Hunt-InfraREIT of 1,551,878 shares of Common Stock on the IPO Closing Date (the “Redemption”);

WHEREAS, as a result of the issuance by the Company of the Structuring Fee Shares, the transfer of the OpTrust Shares by Hunt-InfraREIT and the IPO Date Transactions, including the Redemption, Hunt-InfraREIT will hold (i) 3,176,878 shares of Common Stock of the Company, (ii) 1,167,287 common units in the Operating Partnership (“Common Units”), (iii) 10,166,525 Class A units (“Class A Units”) in the Operating Partnership and (iv) 45,799,362 Class B units (“Class B Units”) in the Operating Partnership (collectively, the “IPO Date Equity”);

WHEREAS, in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership to become effective on the Closing Date (the “OP Agreement”), and the Amended and Restated Charter of the Company (the “Charter”), on or around the day that is 32 days after the Closing Date, the Company and the Operating Partnership will engage in certain reorganization transactions as a result of which, among other things, all of the Class A Units will convert into Common Units, the Class B Units will be cancelled and Hunt-InfraREIT may receive additional Common Units as more fully described in the Registration Statement (the “Post-IPO Reorganization”);

WHEREAS, Hunt has informed the Company that it intends to continue to hold substantially all of its equity, including (i) the Common Stock and Common Units it holds following the IPO Date Transactions and (ii) the Common Units Hunt-InfraREIT receives in the Post-IPO Reorganization and any shares of Common Stock it receives upon redemption thereof in accordance with the OP Agreement (collectively, the “Post-Reorganization Equity) for the foreseeable future; and

WHEREAS, the parties hereto wish to provide for certain arrangements with respect to the sale and transfer of the Post-Reorganization Equity held by Hunt-InfraREIT;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Restrictions. Hunt hereby agrees that, for the period described in Section 2 (the “Lock-Up Period”), it will not, without the prior written consent of the Company (which the parties acknowledge will require the approval of at least a majority of the members of the Board of Directors not affiliated with Hunt), directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (A) any IPO Date Equity or (B) any Post-Reorganization Equity owned by Hunt as of the consummation of the Post-IPO Reorganization (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing restrictions are expressly agreed to preclude Hunt from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Hunt’s Lock-Up Securities even if such Lock-Up Securities would be disposed of by someone other than Hunt. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of Hunt’s Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities. Notwithstanding the foregoing, the restrictions contained in this Section 1 shall not apply to (a) the IPO Date Transactions, (b) the Post-IPO Reorganization or (c) Hunt’s redemption of units of partnership interests in the Operating Partnership (“OP Units”) for cash (or, at the election of the Company, shares of Common Stock) in accordance with the terms of the OP Agreement. For the avoidance of doubt, Lock-Up Securities shall not include any OP Units or shares of Common Stock acquired by Hunt after the date hereof (other than as a result of the IPO Date Transactions, the Post-IPO Reorganization or the redemption of OP Units held by Hunt as of the consummation of the Post-IPO Reorganization).

2. Lock-Up Period. For the purposes of this Agreement, the Lock-Up Period shall mean: (i) with respect to 100% of the Lock-Up Securities, the period beginning on the date hereof and ending one year after the Closing Date; (ii) with respect to 80% of the Post-Reorganization Equity, the period beginning on the date hereof and ending three years after the Closing Date and (iii) with respect to 50% of the Post-Reorganization Equity, the period beginning on the date hereof and ending five years after the Closing Date. The period beginning on the date hereof and ending one year after the Closing Date shall hereinafter be referred to as the “One-Year Lock-Up Period.” For the avoidance of doubt, Hunt’s redemption of OP Units for shares of Common Stock pursuant to the OP Agreement shall not affect the timing of the commencement or the expiration of the Lock-Up Period.

3. Permitted Transfers. Notwithstanding the foregoing, Hunt may transfer Lock-Up Securities without the prior written consent of the Company:

a.	to current or former employees or service providers of Hunt who are not Hunt Group Members (as defined in the OP Agreement); provided that (x) the total number of shares or OP Units transferred to such employees or service providers does not exceed 20% of the Post-Reorganization Equity and (y) any such transferee agrees to the One Year Lock-Up Period; and

b.	to Hunt Group Members; provided that such Hunt Group Member executes a joinder to this Agreement agreeing to be bound by the terms and conditions of this Agreement to the same extent as Hunt.

4. Employees and Officers. Hunt shall take reasonable steps to ensure that, during the One Year Lock-Up Period, employees and officers of either Hunt or its affiliates (other than employees who hold, in the aggregate, less than 50,000 shares Common Stock, after giving effect to the Post-IPO Reorganization) may not, without the prior written consent of the Company, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the equity in the Company or the Operating Partnership held at the Closing Date, received in connection with the Offering or received from Hunt pursuant to Section 3, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities of the Company or the Operating Partnership, in cash or otherwise, other than transfers upon death or incapacity of the employee or officer or transfers for estate planning purposes to trusts or other vehicles, as long as, in each case, the transferee agrees to the One Year Lock-Up Period.

5. Effectiveness and Termination. This Agreement shall become effective on the Closing Date. This Agreement shall terminate, and Hunt shall be released from its obligations hereunder, upon the termination or non-renewal of the Management Agreement, dated as of the date hereof, by and among Hunt Utility Services, LLC (“Hunt-Manager”), the Operating Partnership and the Company, other than a termination by Hunt-Manager pursuant to Section 16(c) of such Management Agreement or a termination for cause pursuant to Section 18 thereof.

6. Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, sent via facsimile, sent via electronic mail or sent by United States mail or by commercial courier and shall be deemed to have been given when received at the address set forth below:

If to the Company or the Operating Partnership:

InfraREIT, Inc.

Attn: Chief Executive Officer

1807 Ross Avenue, 4th Floor

Dallas, TX 75201

E-mail:

With a copy to:

InfraREIT, Inc.

Attn: General Counsel

1807 Ross Avenue, 4th Floor

Dallas, TX 75201

E-Mail: Legal@huntutility.com

If to Hunt:

Hunt Consolidated, Inc.

Attn: General Counsel

1900 N. Akard

Dallas, Texas 75201:

E-mail: dhernandez@huntoil.com

The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 6.

7. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, however, if such performance or any provision of this Agreement, at any time such performance shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

9. Counterparts. This Agreement may be executed and delivered in one or more counterparts (including by means of facsimile or electronic mail transmission), each of which when so executed and delivered shall be deemed an original, none of which need contain the signatures of each of the parties hereto and all of which together shall constitute one and the same instrument binding on all the parties hereto. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Lock-Up Agreement as of the date and year first above written.

THE COMPANY:

InfraREIT, Inc.

By:	/s/ David A. Campbell
	Name:	David A. Campbell
	Title:	President

THE OPERATING PARTNERSHIP:

InfraREIT Partners, LP

By: InfraREIT, L.L.C., its general partner

		By:	/s/ David A. Campbell
			Name:	David A. Campbell
			Title:	President

HUNT-INFRAREIT:

Hunt-InfraREIT, L.L.C.

By:	/s/ Hunter L. Hunt
	Name:	Hunter L. Hunt
	Title:	President

HCI:

Hunt Consolidated, Inc.

By:	/s/ Hunter L. Hunt
	Name:	Hunter L. Hunt
Title:

Signature Page to Hunt Lock-Up Agreement